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                                                              Exhibit (e)(1)(i)

                                  AMENDMENT TO
                             DISTRIBUTION AGREEMENT


         This Amendment is made as of July 26, 2001 between AMERICAN PERFORMANCE FUNDS (the "Trust"), an open-end investment management company registered under the Investment Company Act of 1940, and BISYS FUND SERVICES LIMITED PARTNERSHIP, formerly known as The Winsbury Company Limited Partnership, an Ohio limited partnership ("Distributor"), 3435 Stelzer Road, Columbus, Ohio 43219. The parties hereby amend the Distribution Agreement (the "Agreement") between the Trust and Distributor, dated as of October 1, 1993, as set forth below.

         WHEREAS, Distributor, in its capacity as distributor for the Trust may collect, retain or have access to nonpublic personal financial information relating to consumers or customers of the Trust (as those terms are defined under Public Law 106-102, titled the Gramm-Leach-Bliley Act) to perform services for, or functions on behalf of the Trust; and

         WHEREAS, the Trust and Distributor desire to protect the confidentiality and security of nonpublic personal financial information relating to present or former shareholders of the Trust.

         NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1. CONFIDENTIALITY OF INFORMATION. Nonpublic personal financial information relating to consumers or customers of the Trust provided by, or at the direction of the Trust to Distributor, or collected or retained by Distributor to perform its duties as distributor shall be considered confidential information. Distributor shall not disclose or otherwise use nonpublic personal financial information relating to present or former shareholders of the Trust other than for the purposes for which that information was disclosed to Distributor, including use under an exception in sections
248.14 or 248.15 of Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes or at the direction of the Trust.

         2. PROCEDURAL SAFEGUARDS. Distributor shall maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers and customers of the Trust

         3. TRUST PRIVACY POLICY. The Trust represents to Distributor that it has adopted a statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide Distributor with a copy of that statement annually.


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         4. GOVERNING LAW. This Agreement shall be governed by, and provisions shall be construed in accordance with, the laws of the State of Ohio.

         5. EFFECTIVE DATE. The effective date of this amendment shall be July 26, 2001.

         6. MISCELLANEOUS This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be fully executed as of the day and year first written above.


                                         AMERICAN PERFORMANCE FUNDS

                                         By:     /s/ Jeffrey C. Cusick
                                                 ---------------------
                                         Title:  Vice President
                                                 --------------

                                         BISYS FUND SERVICES LIMITED PARTNERSHIP


                                         By:     /s/ William J. Tomko
                                                 --------------------
                                         Title:  President
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